                                                                    Exhibit 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT is dated as of February 5, 1998 (the "Second Amendment") and is made by and among RENT-WAY, INC., a Pennsylvania corporation (the "Borrower"), each of the GUARANTORS, each of the BANKS (as defined in the Credit Agreement defined below), NATIONAL CITY BANK OF PENNSYLVANIA in its capacity as syndication agent and administrative agent for the Banks under the Credit Agreement (hereinafter referred to in such capacity as the "Agent"), and NATIONSBANK, N.A., in its capacity as documentation agent for the Banks.

                                   WITNESSETH:

         WHEREAS, the Borrower, the Guarantors, the Banks and the Agent entered into that certain Credit Agreement dated as of November 22, 1996, as amended by a First Amendment to Credit Agreement dated as of January 31, 1997 (the Credit Agreement and the First Amendment thereto being as hereafter amended, the "Credit Agreement");

         WHEREAS, defined terms used herein shall have the meanings given to them in the Credit Agreement as such Credit Agreement shall be amended hereby on the Second Amendment Effective Date;

         WHEREAS, the Borrower has entered into the Ace Acquisition Agreement, pursuant to which Borrower purchased on January 7, 1998, substantially all the assets of SCRI, Paradise Valley and L & B Rents;

         WHEREAS, the Borrower has entered into the Champion Acquisition Agreement, pursuant to which the Borrower proposes to purchase on the closing date specified therein all of the issued and outstanding shares of the stock of Champion;

         WHEREAS, in connection with the Champion Acquisition Agreement, the Borrower has requested the increase of the amount of Commitments from $40,000,000 to $120,000,000 in order to finance a portion of the purchase price of such acquisition and to provide for working capital for the Borrower and its Subsidiaries;

         WHEREAS, the parties hereto desire to amend the Credit Agreement to acknowledge that the Ace Acquisition and the Champion Acquisition are Permitted Acquisitions, and subject to the terms and conditions hereof, to increase the amount of the Commitments and to make certain other changes to the Credit Agreement as more fully provided herein.

         1. NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         2. Amendments to Credit Agreement. The Credit Agreement is amended as set forth below effective on the date set forth in Section 6 hereof:



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     (a) Amended and Restated Definitions (Section 1.1). Each of the
following definitions now contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as set forth below:

         "Applicable Margin shall mean, as applicable:

         (A) the percentage spread set forth on the pricing grid attached hereto as Schedule 1.1(A) to be added to the Base Rate under the Base Rate Option based upon the ratio of (i) the sum of Consolidated Funded Debt plus three times the Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended, to (ii) Consolidated Cash Flow from Operations plus Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended. For purposes of this ratio, Consolidated Cash Flow from Operations and Occupancy Expense shall be calculated based upon the fiscal quarter ended March 31, 1998, multiplied by four (for the fiscal quarter ended March 31, 1998); the fiscal quarters ended March 31, 1998 and June 30, 1998, multiplied by two (for the fiscal quarter ended June 30, 1998); the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, multiplied by one and one-third (for the fiscal quarter ended September 30, 1998); and thereafter, for the four fiscal quarters of the Borrower then ended (for the fiscal quarter ended December 31, 1998 and thereafter).

         (B) the percentage spread set forth on the pricing grid attached hereto as Schedule 1.1(A) to be added to the Euro-Rate under the Euro-Rate Option based upon the ratio of (i) the sum of Consolidated Funded Debt plus three times the Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended, to (ii) Consolidated Cash Flow from Operations plus the Occupancy Expense, as measured at the end of each fiscal quarter of the Borrower for the four quarters then ended. For purposes of this ratio, Consolidated Cash Flow from Operations and Occupancy Expense shall be calculated based upon the fiscal quarter ended March 31, 1998, multiplied by four (for the fiscal quarter ended March 31, 1998); the fiscal quarters ended March 31, 1998 and June 30, 1998, multiplied by two (for the fiscal quarter ended June 30, 1998); the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, multiplied by one and one-third (for the fiscal quarter ended September 30, 1998); and thereafter, for the four fiscal quarters of the Borrower then ended (for the fiscal quarter ended December 31, 1998 and thereafter).

The Applicable Margin initially shall be set at Level I of the pricing grid attached hereto as Schedule 1.1(A). Thereafter, the Applicable Margin shall be calculated at the time of delivery of the financial statements and compliance certificates provided pursuant to Sections 8.3.2 and 8.3.3. Any change in the Applicable Margin shall become effective as of the first day of the fiscal quarter following the fiscal quarter upon which the change is based.

         Base Net Worth shall mean the sum of 90% of the Consolidated Tangible Net Worth as of September 30, 1997, plus the amounts set forth in (i), (ii) and
(iii) below which occur during the period from October 1, 1997, through the date of determination: (i) 75% of consolidated net income without regard to extraordinary items of gain or loss of the Borrower and its Subsidiaries for each fiscal year in which net income was earned (as opposed to a net





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loss), (ii) 90% of any increase in the Consolidated Tangible Net Worth resulting from a Permitted Acquisition, and (iii) 90% of the amount of the net proceeds received by the Loan Parties from any offering consummated with respect to equity securities of the Borrower.

         Consolidated Adjusted Cash Flow from Operations for any period of determination shall mean (i) the sum of net income, amortization, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under Section 8.2.6(2) during the period of determination, Consolidated Adjusted Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Agent and based upon the historical financial statements reasonably acceptable to the Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower based upon the Permitted Acquisition.

         Consolidated Cash Flow from Operations for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income (excluding depreciation of Rental Merchandise), interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under Section 8.2.6(2) during the period of determination, Consolidated Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Agent and based upon the historical financial statements reasonably acceptable to the Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower based upon the Permitted Acquisition.

         Expiration Date shall mean, with respect to the Commitments, February 5, 2001.



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         Landlord's Waiver shall mean a Landlord's Waiver in the form or forms from time to time approved by the Agent in its sole discretion.

         Loan Documents shall mean this Credit Agreement, the Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Indemnity Agreement, the Intercompany Subordination Agreement, the Mortgage, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, the First Amendment, the Second Amendment and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder, thereunder or under the Second Amendment or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

         Occupancy Expense for any period of determination shall mean the consolidated rental expense under operating leases for the retail store sites (including common area maintenance charges, taxes and other amounts payable under lease agreements) of the Borrower and its Subsidiaries as lessees, determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, the Occupancy Expense for such period shall be adjusted on a pro forma basis acceptable to the Agent and based upon the historical financial statements of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period.

         Syndications Period shall mean the period from the Second Amendment Effective Date to the date which is the earlier of (i) the date the Commitments of the Banks equal $120,000,000 or such lesser amount as the Borrower shall elect, or (ii) 120 days after the Second Amendment Effective Date."

     (b) New Definitions (Section 1.1). The following new definitions are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

         "Ace Entities shall mean collectively, SCRI, Paradise Valley and L & B Rents, substantially all of the assets of which were acquired by the Borrower on January 7, 1998 pursuant to the Ace Acquisition Agreement.

         Ace Acquisition shall mean the acquisition by Borrower of substantially all the assets of the Ace Entities pursuant to the Ace Acquisition Agreement and the other transactions effected pursuant to or contemplated by the Ace Acquisition Agreement.

         Ace Acquisition Agreement shall mean that certain Asset Purchase Agreement, dated November 21, 1997, by and among the Borrower, SCRI, Paradise Valley, L & B Rents and James S. Archer, as amended from time to time.

         Champion shall mean Champion Rentals, Inc., a Florida corporation, the stock of which is to be acquired by the Borrower on the Second Amendment Effective Date pursuant to the Champion Acquisition Agreement.




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



         Champion Acquisition shall mean the acquisition by Borrower of all the outstanding capital stock of Champion to be consummated on the Second Amendment Effective Date pursuant to the Champion Acquisition Agreement and the other transactions to be effected pursuant to or contemplated by the Champion Acquisition Agreement.

         Champion Acquisition Agreement shall mean that certain Stock Purchase Agreement, dated as of January 30, 1998, by and among the Borrower, Champion, Bill C. Ogle, Sr. and the other shareholders of Champion, as amended from time to time.

         Fixed Charge Coverage Ratio shall mean, for any period of determination, the ratio of (i) Consolidated Cash Flow from Operations plus Occupancy Expense plus Rental Merchandise depreciation minus total capital expenditures (including capitalized leases) to (ii) Fixed Charges, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

         Fixed Charges shall mean, for any period of determination, the sum of interest expense, income taxes, Occupancy Expense and the current portion of long term Indebtedness (including capitalized leases), in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

         L & B Rents shall mean L & B Rents, Inc., a Georgia corporation.

         Paradise Valley shall mean Paradise Valley Holdings, Inc., a Georgia corporation.

         Restrictive Ace Leases shall mean the leases set forth on Schedule
6.1.13 which relate to the leases acquired by the Borrower in the Ace Acquisition which prohibit a transfer of the leasehold interest of the applicable Ace Entity without the consent of the landlord.

         Restrictive Champion Leases shall have meaning given to such term in the Section 2 of this Second Amendment.

         SCRI shall mean South Carolina Rentals, Inc., a Georgia corporation.

         Second Amendment shall mean this Second Amendment to Credit Agreement, dated as of February 5, 1998, as the same may be supplemented or amended from time to time, including all schedules and exhibits thereto.

         Second Amendment Effective Date shall have the meaning given to such term in Section 6 of this Second Amendment."

     (c) Obsolete Definitions (Section 1.1). The following definitions are hereby deleted in Section 1.1 of the Credit Agreement and shall be of no force or effect with respect to the terms of the Credit Agreement: "Average Monthly Revenue, Borrowing Base and Borrowing Base Certificate".



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     (d) Revolving Credit Commitments. Section 2.1 of the Credit Agreement is
hereby amended and restated to read as follows:

         "2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Loans to the Borrower at any time or from time to time on or after the date hereof prior to the Expiration Date provided that after giving effect to such Loan (i) the aggregate amount of Loans from such Bank shall not exceed such Bank's Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding and (ii) after giving effect to the Loans, the Borrower shall not be in default of the covenants set forth in Sections 8.2.16 or 8.2.17 of this Agreement, as evidenced by the Borrower pursuant to the Loan Request delivered pursuant to Section 2.5 hereof. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1, provided, however, until the Agent has received the financial statements required under Section 8.3.2, along with the certificate of the Borrower required in Section 8.3.4 for the quarter ended March 31, 1998, the Loans outstanding hereunder shall not exceed $102,000,000."

     (e) Revolving Credit Facility Fee. Section 2.4 of the Credit Agreement is hereby amended and restated to read as follows:

         "2.4 Revolving Credit Facility Fee. The Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment, a nonrefundable Facility Fee equal to (i) one-eighth percent (1/8%) of such Bank's Commitment which existed prior to the execution and delivery of the Second Amendment by the parties thereto, plus (ii) one-fourth percent (1/4%) of such Bank's Commitment in excess of its Commitment prior to the execution and delivery of the Second Amendment, such Facility Fee to be paid on the Second Amendment Effective Date. If such Bank is not a party to this Agreement on the Second Amendment Effective Date and provides its Commitment during the Syndications Period in connection with an increase in the aggregate Commitments of all the Banks, such Bank's Facility Fee shall be paid at the time such Bank joins in this Agreement."

     (f) Revolving Credit Loan Requests. Section 2.5 of the Credit Agreement is hereby amended and restated to read as follows:

         "2.5 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Loans, or renew or convert the Interest Rate Option applicable to existing Loans pursuant to Section 4.2, by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 (each a "Loan Request"), which includes a representation that the Borrower is in compliance with Sections




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8.2.16 and 8.2.17 after giving effect to the Loans subject to such Loan Request.
Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $250,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Loans comprising such Borrowing Tranche."

     (g) Issuance of Letters of Credit. Section 2.9.1 of the Credit Agreement is hereby amended and restated to read as follows:

         "2.9.1 Issuance of Letters of Credit. Borrower may request the issuance of one or more letters of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent (i) a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance and (ii) a Loan Request which includes the calculations showing compliance with Sections 8.2.16 and 8.2.17 after giving effect to the issuance of the letter of credit or letters of credit. Each Letter of Credit shall be a Standby Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than one Business Day prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $5,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Commitments."

     (h) Section 2.9.3.2 of the Credit Agreement is hereby amended by the deletion of the phrase "and the Borrowing Base".

     (i) Section 5.6.2 is hereby amended by the addition of the following sentence at the end of such Section: "The Borrower shall also indemnify each Bank in accordance with this Section 5.6.2 based upon the existence of any Loans outstanding during the Syndications Period which accrue interest under the Euro-Rate Option and have an Interest Period of more than one month."

     (j) Section 5.5.2 of the Credit Agreement is hereby deleted in its entirety.

     (k) Continuation of Landlord's Waivers. Section 8.1.13 of the Credit Agreement is hereby amended and restated to read as follows:

         "8.1.13 Continuation of Landlord's Waivers. Each Loan Party shall cause each Landlord's Waiver to remain in full force and effect in connection with any extension of any lease, and from time to time as shall be necessary to meet the requirements of Section




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8.2.24, shall cause the landlord of any additional leased locations to execute and deliver a Landlord's Waiver prior to locating any property of such Loan Party upon such premises."

     (l) Principal Office of Champion. A new Section 8.1.16 is hereby added to the Credit Agreement to immediately follow Section 8.1.15. Such Section
8.1.16 shall read as follows:

         "8.1.16 Principal Office of Champion. On or before 150 days after the Second Amendment Effective Date, Champion (or the Borrower if Champion has merged into the Borrower) shall move the business conducted by Champion and the Borrower from the office located at 661 Beville Road, South Daytona, Florida 32119 (the "South Daytona Office") and discontinue the use of such office in the conduct of any business of the Loan Parties. The Borrower and Champion shall be deemed to be continuing the use of the South Daytona Office if Borrower or any Loan Party or any of their respective officers, managers or employees do any of the following (i) maintain or store records of Champion or the Borrower, (ii) conduct business of or manage Champion or the Borrower or (iii) convene for matters relating to the business of Champion or the Borrower.

     (m) Liquidations, Mergers, Consolidations, Acquisitions. Section 8.2.6(2) to the Credit Agreement is hereby amended and restated to read as follows:

         "(2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

              (i) such Person shall be a corporation, limited liability company or other entity with respect to applicable state law provided that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

              (ii) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with Section 11.18 on or before the date of such Permitted Acquisition,

              (iii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Banks written evidence of such approval prior to such Permitted Acquisition,

              (iv) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10,



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



              (v) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition,

              (vi) the Borrower shall have given the Agent written notice of the acquisition at least fourteen (14) days prior to its consummation, which notice shall include a quarterly compliance certificate of the Borrower in the form of
Exhibit 8.3.4 which evidences that after giving effect to the Permitted Acquisition and any Loans to be made in connection therewith, the Borrower is not in default with respect the covenants set forth in Sections 8.2.16 and 8.2.17,

              (vii) any Consideration given by the Loan Parties in the form of Indebtedness to be paid at a date after the closing date of the Permitted Acquisition shall be subordinated to the Loans and other Obligations on terms and conditions satisfactory to the Agent,

              (viii) if the Consideration given by the Loan Parties for the Permitted Acquisition is cash, preferred stock and/or other Consideration other than common capital stock of the Borrower, the Consideration given by the Loan Parties for such Permitted Acquisition shall not exceed $10,000,000 in value, and after giving effect to such Permitted Acquisition, the aggregate Consideration in cash, preferred stock and/or other Consideration other than common capital stock of the Borrower given by the Loan Parties for all Permitted Acquisitions made from the Closing Date through the date of the Permitted Acquisition shall not exceed $30,000,000 in value,

              (ix) if the Consideration given by the Loan Parties for such Permitted Acquisition is exclusively common capital stock of the Borrower, the Consideration given by the Loan Parties shall not exceed $15,000,000 in value, and after giving effect to such Permitted Acquisition, the Consideration given in shares of common capital stock of the Borrower for all Permitted Acquisitions made from the Second Amendment Effective Date through the date of the Permitted Acquisition shall not exceed $50,000,000 in value. For purposes of valuing the common capital stock given as Consideration, each share shall be equal to the listed closing market price per share on NASDAQ as of the closing date of the Permitted Acquisition,

              (x) if the Consideration given by the Loan Parties for such Permitted Acquisition includes but is not exclusively common capital stock of the Borrower, the Consideration other than shares of the common capital stock Borrower shall not exceed $10,000,000 in value, the aggregate Consideration for such Permitted Acquisition shall not exceed $15,000,000 in value, and after giving effect to such Permitted Acquisition, the Consideration other than common capital stock of the Borrower given by the Loan Parties for all Permitted Acquisitions made from the Second Amendment Effective Date through the date of the Permitted Acquisition shall not exceed the limitation set forth in subsection (viii) above, and the Consideration in the form of common capital stock of the Borrower given by the Loan Parties for all Permitted Acquisitions made from the Second Amendment Effective Date through the date of the Permitted Acquisition shall not exceed the limitation set forth in subsection (ix) above, and



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              (xi) the Loan Parties shall have delivered to the Banks such opinions of counsel in form and substance satisfactory to the Agent or such other evidence as shall be satisfactory to the Agent in its sole discretion that the Loan Parties are in compliance with all applicable Law in any additional states in which the Loan Parties do business after the consummation of the Permitted Acquisition.

The aggregate Consideration set forth in subsections (viii), (ix) and (x) above shall be determined for all Permitted Acquisitions which occur after the Second Amendment Effective Date and shall exclude Consideration paid with respect to the Champion Acquisition."

     (n) Maximum Leverage Ratio (Total Funded Debt). Section 8.2.16 to the Credit Agreement is hereby amended and restated to read as follows:

         "8.2.16 Maximum Leverage Ratio (Total Funded Debt). The Loan Parties shall not permit the ratio of (a) Consolidated Funded Debt as of the end of each fiscal quarter of the Borrower plus the product obtained by multiplying Occupancy Expense by three (3) to (b) Consolidated Cash Flow from Operations plus Occupancy Expense to be greater than (i) for the fiscal quarters ended December 31, 1997, March 31, 1998, and June 30, 1998, 3.75 to 1.00, and (ii) for
the fiscal quarter ended September 30, 1998, and each fiscal quarter thereafter,
3.50 to 1.00. For purposes of this ratio, Consolidated Cash Flow from Operations and Occupancy Expense shall be calculated based upon the fiscal quarter ended March 31, 1998, multiplied by four (for the fiscal quarter ended March 31, 1998); the fiscal quarters ended March 31, 1998 and June 30, 1998, multiplied by two (for the fiscal quarter ended June 30, 1998); the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, multiplied by one and one-third (for the fiscal quarter ended September 30, 1998); and thereafter, for the four fiscal quarters of the Borrower then ended (for the fiscal quarter ended December 31, 1998 and thereafter)."

     (o) Maximum Leverage Ratio (Senior Funded Debt). Section 8.2.17 to the Credit Agreement is hereby amended and restated to read as follows:

         "8.2.17 Maximum Leverage Ratio (Senior Funded Debt). The Loan Parties shall not permit the ratio of (a) Consolidated Funded Senior Debt as of the end of each fiscal quarter of the Borrower plus the product obtained by multiplying Occupancy Expense by three (3) to (b) Consolidated Cash Flow from Operations plus Occupancy Expense to be greater than (i) for the fiscal quarters ended December 31, 1997, March 31, 1998, and June 30, 1998, 3.25 to 1.00, and (ii) for
the fiscal quarter ended September 30, 1998, and each fiscal quarter thereafter,
3.00 to 1.00. For purposes of this ratio, Consolidated Cash Flow from Operations and Occupancy Expense shall be calculated based upon the fiscal quarter ended March 31, 1998, multiplied by four (for the fiscal quarter ended March 31, 1998); the fiscal quarters ended March 31, 1998 and June 30, 1998, multiplied by two (for the fiscal quarter ended June 30, 1998); the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, multiplied by one and one-third (for the fiscal quarter ended September 30, 1998); and thereafter, for the four fiscal quarters of the Borrower then ended (for the fiscal quarter ended December 31, 1998 and thereafter)."



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     (p) Minimum Interest Coverage Ratio. Section 8.2.18 to the Credit
Agreement is hereby amended and restated to read as follows:

         "8.2.18 Minimum Interest Coverage Ratio. The Loan Parties shall not permit the Interest Coverage Ratio to be less than 3.5 to 1.0, as calculated at the end of each fiscal quarter of the Borrower. For purposes of this ratio, Consolidated Adjusted Cash Flow from Operations and interest expense shall be calculated based upon the fiscal quarter ended March 31, 1998, multiplied by four (for the fiscal quarter ended March 31, 1998); the fiscal quarters ended March 31, 1998 and June 30, 1998, multiplied by two (for the fiscal quarter ended June 30, 1998); the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, multiplied by one and one-third (for the fiscal quarter ended September 30, 1998); and thereafter, for the four fiscal quarters of the Borrower then ended (for the fiscal quarter ended December 31, 1998 and thereafter)."

     (q) Subordinated Loan Document Covenants; Amendment. Section 8.2.20 is hereby amended and restated to read as set forth below:

         "8.2.20 Fixed Charge Coverage Ratio, Subordinated Loan Document Amendments. The Borrower shall not at any time permit the Fixed Charge Coverage Ratio to be less than 1.2 to 1.0. For purposes of this ratio, Consolidated Cash Flow from Operations, Occupancy Expense, Rental Merchandise depreciation and Fixed Charges shall be calculated based upon the fiscal quarter ended March 31, 1998, multiplied by four (for the fiscal quarter ended March 31, 1998); the fiscal quarters ended March 31, 1998 and June 30, 1998, multiplied by two (for the fiscal quarter ended June 30, 1998); the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, multiplied by one and one-third (for the fiscal quarter ended September 30, 1998); and thereafter, for the four fiscal quarters of the Borrower then ended (for the fiscal quarter ended December 31, 1998 and thereafter). The Loan Parties shall not amend the terms of the NWB Subordinated Loan Documents without the prior written consent of the Agent."

     (r) Landlord's Waivers. Section 8.2.24 of the Credit Agreement is hereby amended and restated to read as set forth below:

         "8.2.24 Landlord's Waivers. The Loan Parties shall not fail to deliver to the Agent an executed Landlord's Waiver from the lessors of at least 50% of the leased Collateral locations listed on Schedule A to the Security Agreement within sixty (60) days following the Second Amendment Effective Date. In the event that any Loan Party makes additional Permitted Acquisitions or locates Collateral at new locations of business leased to such Loan Party, the Loan Parties shall not fail to deliver to the Agent an executed Landlord's Waiver from the lessors of at least 50% of the aggregate amount of the leased Collateral locations which exist from time to time (as set forth on Schedule A to the Security Agreement, as amended from time to time), and in the case of Permitted Acquisitions, such Landlord's Waivers shall be delivered within sixty
(60) days of the closing of such Permitted Acquisition."

     (s) Consents of Landlords Under Leases of Champion Stores. A new
Section 8.2.26 is hereby added to the Credit Agreement to immediately follow
Section 8.2.25. Such Section 8.2.26 shall read as follows:

         "8.2.26 Consents of Landlords Under Leases of Champion Stores. Borrower and Champion shall each use its best efforts to not fail to obtain consents in a form acceptable to the Agent consenting (i) to the purchase and sale of the stock of Champion to the Borrower from landlords and shall obtain such consents under at least 50% of the Restrictive Champion Leases within sixty (60) days after the Second Amendment Effective Date, and (ii) to the purchase and sale of the assets of the Ace Entities to the Borrower from landlords and shall obtain such consents under at least 50% of the Restrictive Ace Leases within sixty (60) days after the Second Amendment Effective Date."

     (t) The last sentence of Section 8.3.1 of the Credit Agreement is hereby deleted.

     (u) Modifications, Amendments or Waivers; Miscellaneous. Section 11.1.4 of the Credit Agreement is hereby amended and restated to read as set forth below:

         "11.1.4 Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Banks],
10.6 [Exculpatory Provisions, etc.], 10.13 [Equalization of Banks] or this
Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent."

     (v) Amendments to Exhibits to Credit Agreement. The following Exhibits to the Credit Agreement are hereby amended and restated in their entirety in the forms of such Exhibits attached hereto:

         Exhibit 1.1(S)   Security Agreement, including
                          Schedule A - list of office and asset locations

         Exhibit 2.5      Loan Request

         Exhibit 8.3.4    Quarterly Compliance Certificate

     (w) Amendments to Schedules to Credit Agreement. The following Schedules to the Credit Agreement are hereby amended and restated in their entirety in the forms of such Schedules attached hereto:

         Schedule 1.1(B)   -    Commitments of Banks and Addresses for Notices
         Schedule 1.1(P)   -    Permitted Liens
         Schedule 6.1.1    -    Qualifications to do Business
         Schedule 6.1.2    -    Capitalization
         Schedule 6.1.3    -    Subsidiaries
         Schedule 6.1.7    -    Litigation
         Schedule 6.1.8    -    Owned and Leased Real Property
         Schedule 6.1.13   -    Consents and Approvals
         Schedule 6.1.15   -    Patents, Trademarks, Copyrights, Licenses
         Schedule 6.1.18   -    Partnership Agreements; LLC Agreements
         Schedule 6.1.19   -    Insurance Policies
         Schedule 6.1.21   -    Material Contracts
         Schedule 6.1.23   -    Employee Benefit Plan Disclosures
         Schedule 6.1.25   -    Environmental Disclosures
         Schedule 8.2.1    -    Permitted Indebtedness
         Schedule 8.2.10   -    Business of Loan Parties

     3. Waivers, Warranties and Covenants. The Loan Parties and the Banks acknowledge and agree as set forth in this Section 2, effective on the date set forth in Section 6 hereof.

         (a) Ace Acquisition.

              (i) Delivery Due Dates. The Agent and the Banks waive the requirement that the Loan Parties must satisfy the requirements contained in Subsections 8.2.6(2)(ii), (vi) and (xi) of the Credit Agreement in connection with the Ace Acquisition on or before the due dates specified in such Subsections, provided that the Loan Parties shall satisfy the conditions contained in such Subsections on or before the Second Amendment Effective Date.

              (ii) Consideration Limitations. The Agent and the Banks waive the requirement in Subsection 8.2.6(2)(viii) in connection with the Ace Acquisition that the Loan Parties shall not give Consideration in cash, preferred stock and/or other Consideration other than common capital stock of the Borrower in excess of $10,000,000 in connection with any individual Permitted Acquisition and further waive the requirement in such Subsection 8.2.6(2)(x) that the Consideration in connection with all Permitted Acquisitions may not exceed in the aggregate $30,000,000 after the Closing Date, in each instance as more fully provided in Subsection 8.2.6(2)(viii) and (x), provided that the Loan Parties covenant and agree that the total Consideration given by the Loan Parties in connection with the Ace Acquisition shall not exceed $25,250,000, all of which consists of either cash paid or Indebtedness assumed by the Borrower.

         (b) Champion Acquisition.

              (i) Notice. The Agent and the Banks waive the requirement that the Loan Parties deliver to the Agent written notice of the Champion Acquisition under Subsection 8.2.6(2)(vi) (as more fully described in such Subsection) at least fourteen (14) days before the consummation of such acquisition, provided that the Loan Parties shall deliver such notice and otherwise comply with such Subsection in connection with the Champion Acquisition on or before the Second Amendment Effective Date.

              (ii) Consideration Limitations. The Agent and the Banks waive the requirement in Subsection 8.2.6(2)(viii) in connection with the Champion Acquisition that the Loan Parties shall not give Consideration in cash, preferred stock and/or other Consideration other than common capital stock of the Borrower in excess of $10,000,000 in connection with any individual Permitted Acquisition and further waive the requirement in such Subsection 8.2.6(2)(x) that the Consideration in connection with all Permitted Acquisitions may not exceed in the aggregate $30,000,000 after the Closing Date, in each instance as more fully provided in Subsection 8.2.6(2)(viii) and (x), provided that the Loan Parties covenant and agree that the total Consideration given by the Loan Parties in connection with the Champion Acquisition shall not exceed $90,000,000, all of which consists of either cash paid or Indebtedness assumed by the Borrower.

              (iii) Consents. With the exception of the pending premerger notification filings made by the Borrower and Champion with respect to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and any supplementary information required in connection therewith, there are no material consents required to effectuate the purchase and sale of the stock of Champion and the other transactions under the Champion Acquisition Agreement, except that the Borrower might be required to obtain the consent of landlords under leases (the "Restrictive Champion Leases") listed on Schedule 6.1.13 for the purchase and sale of the stock of Champion to the Borrower. The Restrictive Champion Leases comprise no more than 50% of the leases of Champion for its stores.

         (c) Both Acquisitions.

              (i) Other Conditions in Section 8.2.6(2) Satisfied. The Loan Parties represent, warrant and covenant to the Agent and each of the Banks that after giving effect to the waivers in this Section 2 above and upon satisfaction of the conditions set forth in Section 3 of this Amendment, each of the conditions in Section 8.2.6(2) of the Credit Agreement shall be satisfied with respect to each of the Ace Acquisition and the Champion Acquisition and each such acquisition shall constitute a "Permitted Acquisition" as such term is defined in Section 8.2.6(2).

              (ii) Covenant to Obtain Landlord's Waivers. The Loan Parties shall deliver to the Agent an executed Landlord's Waiver from lessors of at least 50% of the Collateral locations added pursuant to the Ace Acquisition and the Champion Acquisition in accordance with Section 8.2.24 of the Credit Agreement, except that the term "closing date" as used in Section 8.2.24 as it relates to the Ace Acquisition and the Champion Acquisition shall be deemed to mean the Second Amendment Effective Date.

              (iii) Delivery of Documents. Borrower has delivered to the Agent for the benefit of the Banks true and correct copies of the Ace Acquisition Agreement and the Champion Acquisition Agreement.

     4. Conditions Precedent. The provisions contained in Sections 1 and 2 of this Amendment shall not become effective until each of the conditions set forth in this Section 3 has been satisfied.

         (a) Satisfaction of Conditions in Section 6(a). Each of the conditions set forth in Section 6(a) hereof (execution of this Amendment and completion of Schedules and Exhibits hereto) shall have been satisfied.

         (b) Events of Default; Potential Defaults, Compliance Certificate. No Event of Default or Potential Default which might not be cured before it results in an Event of Default shall have occurred and be continuing after giving effect to the Champion Acquisition to be consummated simultaneously with the Second Amendment Effective Date.

         (c) Other Loan Document Deliveries by Champion and the Borrower. Each of Champion and the Borrower, as applicable, shall execute and deliver each of the following documents:

              (i) Guaranty Agreement. Champion shall execute and deliver to the Agent for the benefit of each of the Banks the Guaranty Agreement in the form of
Exhibit 1.1(G)(2) of the Credit Agreement.

              (ii) Security Agreement. Champion and the Borrower shall (1) execute and deliver to the Agent for the benefit of each of the Banks the Security Agreement in the form of Exhibit 1.1(S) and (2) complete and deliver to the Agent the Schedule A (list of office and asset locations) to such Security Agreement.

              (iii) UCC-1 Financing Statements.

                    (A) Champion UCC-1 Statements. Champion shall execute and deliver to the Agent for the benefit of each of the Banks UCC-1 financing statements sufficient to perfect Liens in its personal property in all jurisdictions where filing of such statements is necessary or appropriate to perfect such Liens in the discretion of the Agent.

                    (B) Borrower UCC-1 Statements. Borrower shall execute and deliver to the Agent for the benefit of each of the Banks UCC-1 financing statements sufficient to perfect Liens in the personal property formerly owned by the Ace Entities and owned by Champion (assuming in the case of the Champion property that such property is hereafter transferred to the Borrower) in all appropriate jurisdictions where filing of such statements would be necessary or appropriate to maintain perfection of such Liens following such transfer.

              (iv) Pledge Agreement and Related Documents. The Borrower shall execute and deliver, as applicable, to the Agent for the benefit of each of the Banks (1) the Pledge Agreement in the form of Exhibit 1.1(P)(2) of the Credit Agreement, pledging its stock in Champion, (2) the schedule of pledged securities to be attached thereto, (3) the original stock certificates representing such stock, (4) stock powers respecting such certificates, and (5) UCC-1 financing statements to be filed in order perfect Liens in such stock.

              (v) Intercompany Subordination Agreement. The Borrower and Champion each shall execute and deliver to the Agent for the benefit of each of the Banks the Intercompany Subordination Agreement in the form attached as
Exhibit 1.1(I)(2) to the Credit Agreement.

              (vi) Joinder to Credit Agreement. Champion shall execute and deliver to the Agent for the benefit of each of the Banks a joinder agreement in a form acceptable to the Agent pursuant to which it shall acknowledge that it has joined the Credit Agreement as a Loan Party. Such joinder may be included in the Guaranty Agreement described in (i) above.

              (vii) Collateral Assignment. The Borrower and Champion shall execute and deliver to the Agent for the benefit of each of the Banks the Collateral Assignments in the form attached as Exhibit 1.1(C) to the Credit Agreement pursuant to which they shall assign their interests in (1) the Rental Contracts of the Borrower and Champion, (2) the leases acquired by the Borrower from the Ace Entities and the leases of Champion and (3) the Ace Acquisition Agreement and the Champion Acquisition Agreement.

              (viii) Patent, Trademark and Copyright Assignment. The Borrower and Champion shall execute and deliver to the Agent for the benefit of each of the Banks the Patent, Trademark and Copyright Assignment in the form of Exhibit 1.1(P)(1) of the Credit Agreement.

     (d) Lien Search. The Borrower shall deliver to the Agent the results of a Lien search satisfactory to the Agent evidencing that the Liens granted in the assets of the Borrower formerly owned by the Ace Entities and in the assets of Champion will be first priority Liens.

     (e) Payoff Letters; Lien Releases. The Borrower shall have delivered Payoff Letters and copies of Lien releases evidencing that all Indebtedness except Indebtedness permitted under Section 8.2.1 of the Credit Agreement has been repaid and that the Liens against the assets and stock of Champion securing the same have been terminated of record such that the Agent for the benefit of the Banks shall have a first priority security interest in the all of the assets and stock of Champion subject only to Permitted Liens. Such Indebtedness to be paid off and liens to be terminated includes without limitation:

              All Indebtedness to State Street Bank and Trust Company.

     (f) Secretary's Certificates. The Secretary or Assistant Secretary of each of the Borrower and Champion shall execute and deliver to the Agent for the benefit of the Banks a certificate dated as of the date hereof, certifying as to

              (i) all corporate or partnership action taken by it in connection with the documents listed in this Section 3;

              (ii) the names of the officer or officers authorized to sign this Amendment and the related documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of them for purposes of this

Amendment and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and


              (iii) copies of the organizational documents of, including the certificate of incorporation, bylaws and corporate resolutions as in effect on the Second Amendment Effective Date, together with certificates from the appropriate state officials as to the continued existence and good standing of it in each state where it is organized or qualified to do business.

     (g) Opinion of Counsel.

              (i) Hodgson Russ Andrews Wood & Goodyear, LLP, counsel for the Borrower and Champion (who may rely on the opinions of such other counsel as may be acceptable to the Agent), shall have delivered to the Agent for the benefit of each Bank a written opinion dated as of the date hereof and in form and substance satisfactory to the Agent and its counsel as to the matters set forth in Exhibit 3(g) hereto.

              (ii) In-house counsel for the Borrower and Champion (following the acquisitions by the Borrower of the assets of the Ace Entities and the stock of Champion), shall have delivered to the Agent for the benefit of each Bank a written opinion dated as of the date hereof and in form and substance satisfactory to the Agent and its counsel as to the rent-to-own regulatory matters set forth in Exhibit 3(g) hereto with respect to jurisdictions in which the Loan Parties conduct business which such counsel did not addressed in his prior opinion.

              (iii) The opinion of counsel for the shareholders of Champion to be delivered to the Borrower pursuant to the Champion Acquisition shall provide that the Banks may rely thereon.

     (h) Delivery of Documents; No Modifications; Consummation of Transactions. Borrower shall have delivered true and correct copies of all the documents executed or delivered in connection with the Ace Acquisition and the Champion Acquisition. There shall have been no amendments to the Ace Acquisition Agreement or the Champion Acquisition Agreement between the date on which Borrower delivered such documents to the Agent (which shall be on or before the date of this Amendment) and the Second Amendment Effective Date unless the Agent and the Banks shall have consented to the same in writing. The transactions under the Ace Acquisition Agreement and the Champion Acquisition Agreement shall have been consummated.

              (i) Consents. All material consents required to effectuate the transactions contemplated by the Ace Acquisition Documents and the Champion Acquisition Documents (except for the consents of the landlords under the Restrictive Champion Leases which consents are addressed in Section 8.2.26 of the Credit Agreement) shall have been obtained.

              (j) Champion and Ace Entities Leases. Borrower shall deliver to the Agent either (i) copies of each of the leases of Champion and the Ace Entities for their sales offices or (ii) summaries of such leases prepared by Borrower or its counsel in a form acceptable to the Agent, such summaries to include (without limitation) a description of the principal terms of such lease, any restrictions on the transfer of the lease or of the ownership of the Borrower and a confirmation that the lease does not by its terms grant to the lessor any Liens in the assets of the lessee.

         (k) Fixed Assets; Equipment. The Borrower shall have delivered to the Agent a detailed listing of all equipment and fixed assets of the Borrower and the other Loan Parties, in form and content satisfactory to the Agent.

         (l) Fees and Expenses. Borrower shall have paid all outstanding fees and expenses due to the Agent or the Banks, including the fees of Agent's counsel in connection with this Amendment.

         (m) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

     5. Full Force and Effect. The Credit Agreement and each of other Loan Documents shall remain in full force and effect on and after the date of this Amendment except as expressly amended hereby or pursuant hereto. On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in each other Loan Document to the "Credit Agreement" shall mean and be a reference to the Credit Agreement, as previously amended and as amended by this Amendment. The parties hereto do not amend or waive any provisions of the Credit Agreement or the other Loan Documents except as expressly set forth herein.

     6. Counterparts. This Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     7. Effective Date.

         (a) Second Amendment Effective Date. All provisions of this Amendment shall be effective on the date on which the conditions listed in (i) and (ii) below have been satisfied and each of the conditions precedent in Section 3 above have occurred or been waived by the Banks (the "Second Amendment Effective Date"):

              (i) Execution and Delivery. this Amendment has been executed, in counterparts or otherwise, and delivered to the Agent for the benefit of the Banks; and

              (ii) Completion of Schedules and Exhibits. Each of the Schedules and Exhibits hereto has been completed and attached hereto.

                           [SIGNATURES APPEAR ON THE NEXT PAGE]

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

                                     RENT-WAY, INC., "Borrower"



                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     NATIONAL CITY BANK OF PENNSYLVANIA,
                                     individually and as Agent



                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     LASALLE NATIONAL BANK



                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     HARRIS TRUST AND SAVINGS BANK


                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     SUNTRUST BANK, CENTRAL FLORIDA,
                                     NATIONAL ASSOCIATION


                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     MANUFACTURERS AND TRADERS TRUST COMPANY


                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     NATIONSBANK, N.A., individually and as
                                     documentation agent for the Banks



                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     CORESTATES BANK, N.A.


                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

            [SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]



                                     STAR BANK, N.A.


                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

                         LIST OF SCHEDULES AND EXHIBITS


             Schedules

             Schedule 1.1(A)    -   Pricing Grid
             Schedule 1.1(B)    -   Commitments of Banks and Addresses for
                                    Notices
             Schedule 1.1(P)    -   Permitted Liens
             Schedule 6.1.1     -   Qualifications to do Business
             Schedule 6.1.2     -   Capitalization
             Schedule 6.1.3     -   Subsidiaries
             Schedule 6.1.7     -   Litigation
             Schedule 6.1.8     -   Owned and Leased Real Property
             Schedule 6.1.13    -   Consents and Approvals
             Schedule 6.1.15    -   Patents, Trademarks, Copyrights, Licenses
             Schedule 6.1.18    -   Partnership Agreements; LLC Agreements
             Schedule 6.1.19    -   Insurance Policies
             Schedule 6.1.21    -   Material Contracts
             Schedule 6.1.23    -   Employee Benefit Disclosures
             Schedule 6.1.25    -   Environmental Disclosures
             Schedule 8.2.1     -   Permitted Indebtedness
             Schedule 8.2.10    -   Business of Loan Parties

             Exhibits

             Exhibit 1.1(S)     -   Second Amended and Restated Security
                                    Agreement
             Exhibit 2.5        -   Loan Request
                                -
             Exhibit 1.1(C)     -   Collateral Assignment of Contract Rights
                                    (Leases)
             Exhibit 3(g)       -   Opinion of Hodgson, Russ, Andrews, Wood &
                                    Goodyear, LLP
             Exhibit 8.3.4      -   Quarterly Compliance Certificate

                                 SCHEDULE 1.1(A)

                                  PRICING GRID


Ratio of Consolidated Funded Debt
Plus (Occupancy Expense) x 3 to
Consolidated Cash Flow from Operations            Euro-Rate Spread                       Base Rate Spread
--------------------------------------            ----------------                       ----------------
Level I
Greater than or equal to 3.0 to 1.0                     2.00%                                  0.50

Level II
Greater than or equal to 2.5 to 1.0                     1.75%                                  0.25
but less than 3.0 to 1.0

Level III
Greater than or equal to 2.0 to 1.0                     1.50%                                  0.00
but less than 2.5 to 1.0

Level IV
Greater than or equal to 1.5 to 1.0                     1.25%                                  0.00
but less than 2.0 to 1.0

Level V
Less than 1.5 to 1.0                                    1.00%                                  0.00

                                 SCHEDULE 1.1(B)
                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

PART 1--COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

BANK                                                    COMMITMENT                          RATABLE SHARE
----                                                    ----------                          -------------
National City Bank of Pennsylvania
National City Center, 20 Stanwix Street Pittsburgh,
PA  15222-4802
Attention:    Stephen C. Findlay,                      $18,000,000                                 15%
              Corporate Banking Group
Telephone:     (814) 871-1375
Telecopy:      (814) 455-5495

LaSalle National Bank
135 South LaSalle Street
Chicago IL  60603                                      $17,000,000                             14.167%
Attention:    David P. Gibson,
              Commercial Banking
Telephone:     (312) 904-7641
Telecopy:      (312) 904-5483

Harris Trust and Savings Bank
111 West Monroe, P.O. Box 755
Chicago, IL  60609                                     $17,000,000                             14.167%
Attention:    William A. McDonnell,
              Vice President
Telephone:     (312) 461-5244
Telecopy:      (312) 461-5225

                                                       $17,000,000                             14.167%
M & T Bank One Fountain Plaza
Buffalo, NY 14203-1495
Attention:    Geoff Fenn,
              Vice President
Telephone:     (716) 848-7335
Telecopy:      (716) 848-7318

                                                       $17,000,000                             14.167%

NationsBank
NationsBank Corporate Center
100 N. Tryon Street, 8th Floor
NC1-007-08-04
Charlotte, NC  28255
Attention:  Rajesh Sood
Telephone:
Telecopy:   (704) 388-0960

                                                       $ 17,000,000                             14,167%
Star Bank
425 Walnut Street, ML 9220
Cincinnati, OH  45202
Attention:  Nick Sypniewski
Telephone:  (513) 632-3019Telecopy:
            (513) 632-2040

                                                       $  8.500,000                              7.083%
Sun Trust Bank
200 South Orange Avenue, Tower 4
Orlando, FL  32801
Attention:  Rhonda Smith,
            Vice President
Telephone:  (407) 237-4924
Telecopy:   (407) 237-6894


CoreStates Bank, N.A.
FC1-8-4-16                                             $  8,500,000                              7.083%
1339 Chestnut Street, 4th Floor
Philadelphia, PA  19107-3579
Attention:  Mark S. Supple,
            Vice President
Telephone:  (215) 973-2562
Telecopy:   (215) 973-6680

Total                                                  $120,000,000                             100.00%
                                                       ============                             ======

                                 SCHEDULE 1.1(B)
                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

PART 2--ADDRESSES FOR NOTICES TO AGENT, BORROWERS AND GUARANTORS


AGENT

                  NATIONAL CITY BANK OF PENNSYLVANIA
                  National City Center
                  20 Stanwix Street
                  Pittsburgh, PA  15222-4802
                  Attention:  Stephen C. Findlay
                              Senior Vice President, Corporate Banking Group

                  Telephone:  (814) 871-1375
                  Telecopy:   (814) 455-5495


BORROWER

                  RENT-WAY, INC.
                  3230 West Lake Road
                  Erie, PA  16505
                  Attention:  Jeffrey A. Conway
                              Vice President and Chief Financial Officer

                  Telephone:  (814) 836-0618
                  Telecopy:   (814) 835-6865


GUARANTORS

     Send to each Guarantor, in care of the Borrower, at Borrower's address.